UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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  Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2024
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Owens Corning
(Exact name of registrant as specified in its charter)
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DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway
Toledo,	Ohio	43659
(Address of principal executive offices)		(Zip Code)
419-248-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 26, 2024, the Board of Directors (the “Board”) of Owens Corning (the “Company”), acting upon the recommendation of the Governance and Nominating Committee of the Board following consideration of recent Delaware court decisions, including the Delaware Supreme Court’s decision in Kellner v. AIM Immunotech Inc., adopted, effective immediately, amendments to the Company’s Fourth Amended and Restated Bylaws (as amended, the “Amended Bylaws”). The Amended Bylaws modify the Company’s advance notice provisions regarding the beneficial ownership information, primarily with respect to derivative interests, that the Proposing Persons (as defined in the Amended Bylaws) are required to provide in their notice for nominations or other business to be properly brought before certain stockholder meetings.

The foregoing general description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws (as amended) of Owens Corning
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

August 27, 2024	By:	/s/ Todd W. Fister
Todd W. Fister
Executive Vice President and Chief Financial Officer